Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)       Registration Statement (Form S-1/A No. 333-333235891) of Auddia Inc.,

2)       Registration Statement (Form S-3 No. 333-264227) of Auddia Inc.,

3)       Registration Statement (Form S-1 No. 333-275441) of Auddia Inc., and

4)       Registration Statement (Form S-8 No. 333-258673) pertaining to the 2020 Equity Incentive Plan of Auddia Inc.

of our report dated March 20, 2023, with respect to the financial statements of Auddia Inc. as of and for the year ended December 31, 2022, which are included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

April 1, 2024